UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): July 19, 2006
American Real Estate Partners, L.P.
(Exact name of registrant as specified in its charter)

Delaware	1-9516	13-3398766
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

767 Fifth Avenue, Suite 4700, New York, NY 10153
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 702-4300
445 Hamilton Avenue, Suite 1210, White Plains, NY 10601
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management
Item 5.02(b), (c) and (d) – Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
On July 19, 2006, the Board of Directors of our general partner, American Property Investors, Inc., or API, announced that it appointed Vincent Intrieri as an additional director of API and Hillel Moerman as Chief Financial Officer for API. Mr. Moerman will retain the title of Chief Accounting Officer. For purposes of Items 5.02 (b) and (c) of Form 8-K, API’s Chief Financial Officer serves as the principal financial officer of API. Mr. Moerman replaced Jon F. Weber as Chief Financial Officer. Mr. Weber will continue in his role as President of API.
Since November 2004, Mr. Intrieri has been a Senior Managing Director of Icahn Partners LP and Icahn Partners Master Fund LP, private investment funds controlled by Mr. Icahn, API’s Chairman of the Board and the majority holder of our depositary units. Since January 1, 2005, Mr. Intrieri has been Senior Managing Director of Icahn Associates Corp. and High River Limited Partnership. From March 2003 to December 2004, Mr. Intrieri was a Managing Director of High River Limited Partnership and from 1998 to March 2003 served as portfolio manager for Icahn Associates Corp. Each of Icahn Associates Corp. and High River Limited Partnership is owned and controlled by Mr. Icahn and is primarily engaged in the business of holding and investing in securities. Since April 2005, Mr. Intrieri has been the President and Chief Executive Officer of Philip Services Corporation, a metal recycling and industrial services company affiliated with Mr. Icahn. Since August 2005, Mr. Intrieri has served as a director of American Railcar Industries, Inc., or ARI, a company of which Mr. Icahn is a principal beneficial stockholder that is primarily engaged in the business of manufacturing covered hopper and tank railcars. From March 2005 to December 2005, Mr. Intrieri was a Senior Vice President, the Treasurer and the Secretary of ARI. Mr. Intrieri has served as a director of XO Holdings Inc., an entity in which Mr. Icahn holds a majority interest, since February 2006. Prior to that, he had served as a director of XO Communications Inc. (XO Holdings’ predecessor) from January 2003 to February 2006. Since April 2003, Mr. Intrieri has been Chairman of the Board of Directors and a director of Viskase Companies, Inc., a publicly owned producer of cellulosic and plastic casings used in preparing and packaging processed meat products, in which Mr. Icahn has an interest through the ownership of securities. From 1995 to 1998, Mr. Intrieri served as portfolio manager for distressed investments with Elliott Associates L.P., a New York investment fund. Prior to 1995, Mr. Intrieri was a partner at the Arthur Andersen accounting firm. Mr. Intrieri is a certified public accountant.
Prior to his appointment as Chief Accounting Officer for API in June 2006, from January 2005 to June 2006, Mr. Moerman held the positions of Director of Accounting and VP of Strategic Planning for API. From September 2000 through December 2004, Mr. Moerman was a Senior Manager with Ernst & Young LLP, one of the world’s largest public accounting firms. Mr. Moerman also worked as a staff accountant for the Division of Corporate Finance of the Securities and Exchange Commission from 1999 to 2000.
Item 9.01 – Financial Statements and Exhibits
     (d) Exhibits

99.1	Press Release dated July 19, 2006

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN REAL ESTATE PARTNERS, L.P.
(Registrant)

By:	American Property Investors, Inc.
General Partner

	By:	/s/ Jon F. Weber

Jon F. Weber President
Date: July 19, 2006